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                                                                   EXHIBIT 10.22


                      WHOLESALE MORTGAGE PURCHASE AGREEMENT

                                     BETWEEN

                                   E-LOAN INC.
                    ----------------------------------------
                        (Fill in Seller's Licensed Name)

                                       AND

                        PHH MORTGAGE SERVICES CORPORATION





                                                        Tier VI

Revised Date: 12/30/97

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                                     TIER VI

                      WHOLESALE MORTGAGE PURCHASE AGREEMENT

         This Wholesale Mortgage Purchase Agreement ("Agreement") is entered into as of the 1st day of June, 1998, between PHH MORTGAGE SERVICES CORPORATION ("PHH"), a New Jersey Corporation having an office at 6000 Atrium Way, Mt. Laurel, New Jersey 08054, and E-Loan Inc. (the "Seller"), a California Corporation having an office at 6200 Village Parkway, #102, Dublin. CA 94568.

         WHEREAS the Seller desires to originate, process and close both government and conventional first mortgage loans ("Loans") with PHH and PHH desires to purchase such Loans, pursuant to the terms of this Agreement, as amended in writing from time to time.

         NOW THEREFORE, in consideration of the mutual promises above and covenants contained hereinafter, the parties agree as follows:

I. Manuals: The Seller acknowledges that it has received and read the PHH Sales Manual and the PHH Wholesale Operations Manual ("Manuals"). All provisions of the Manuals, as amended from time to time, are incorporated by reference into this Agreement and shall be binding upon both parties. All terms used herein shall have the same meaning as such terms have in the Manuals, unless the context clearly requires otherwise.

II. Mortgage Defined: It is understood that the word "mortgage", as used herein, includes Notes, Bond, Mortgage/Deed of Trust, Extension Agreement, Assumption of Indebtedness, and any other documents constituting the basic instruments for a Loan secured by real and personal property in the state in which the mortgaged premises is located.

III. Eligible Loans: Only those loans complying with standards for Conforming Conventional, Jumbo Conventional and Government Mortgage Loan Programs as set forth in the Manuals are eligible for purchase under this Agreement. All Loans shall be originated, processed, closed and registered in conformance with the procedures set forth in the Manuals.

IV.      Loan Pricing:

         A. Interest Rates/Points: The Seller shall sell Loans in accordance with the price reflected on the daily PHH rate sheet. PHH shall transmit, via electronic facsimile, the PHH Rate Sheet to the Seller by 10:30 am Eastern Time every business day. Seller may call PHH between the hours of 8:30 am and 10:00 pm Eastern Time to obtain the latest price quotes. Prices are subject to change without notice.



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         B.       Rate Lock Options: The Seller shall abide by all interest rate lock options and provisions as outlined in the Manuals.

         C. Best Efforts Delivery: All Loans purchased under this Agreement shall be on a Best Efforts Basis, unless specifically negotiated otherwise. Best Efforts delivery shall mean a mandatory delivery of Loans registered with PHH if the Loan closes. All locked Loans which are not declined by PHH shall be delivered to PHH, if closed by the Seller. Seller shall not deliver the Loan to any other lender and shall not assist in closing the loan with any other lender. The Best Efforts Delivery Policy will be closely monitored by the Quality Control Department at PHH. In the event of the settlement of any locked Loan by Seller and subsequent non-delivery to PHH, Seller shall be subject to fees as described in the Manuals.

V.       Reciprocal Representations and Warranties Made by Each Party to This
         Agreement:

         A. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization. In addition, such party has the requisite power and authority to enter into this Agreement and all other agreements which are contemplated hereunder and to carry out its obligations under this Agreement.

         B. This Agreement has been duly authorized, executed and delivered by such party and constitutes a validly and legally binding agreement of such party enforceable in accordance with its terms.

         C. There is no action, proceeding or investigation pending or threatened, nor any basis therefor known to such party, that questions the validity or prospective validity of this Agreement.

         D. Such party is not in violation of any charter, articles of incorporation, by-laws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and no such obligation adversely affects its capacity to fulfill any of its promises or duties under this Agreement. The execution of and performance pursuant to this Agreement will not result in a violation of any of the foregoing.

                  Failure by either party to comply with the aforementioned representations and warranties shall be deemed a breach of this Agreement and both parties hereby agree to indemnify and hold harmless the other from any and all claims or damages arising out of such breach.

VI. Seller's Obligations, Representations and Warranties with Respect to Each Loan Sold Under This Agreement:

         A. Each Loan shall be insured by an ALTA title insurance policy acceptable to PHH evidencing that the Loan is a valid first lien on the mortgaged property, and the mortgaged property is free and clear of all encumbrances, including all mechanic's or materialman's liens, except liens for real estate taxes and special assessments not yet due and payable. All taxes due within 30 days of purchase by PHH shall be paid by Seller.

         B. All parties to the mortgage have the legal capacity to execute the same.


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         C.       Each Loan shall be accompanied by an appraisal of the property provided by a properly licensed and certified appraiser which indicates that said property is free of substantial damage (including but not limited to, any damage by fire, windstorm, vandalism or other casualty) and is in good repair.

         D. All federal and state laws, rules and regulations applicable to the Loans have been complied with including but not limited to: Regulation Z (Truth-in-Lending Act), Fair Credit Reporting Act; Flood Disaster Protection Act of 1973; Real Estate Settlement Procedures Act of 1974 (RESPA) and Regulation X, as amended and Regulation B (Equal Credit Opportunity Act), as amended.

         E. Seller agrees, within 120 days of the Loan closing date to execute, transmit and/or obtain any and all Final Documentation over which said Seller can be reasonably expected to have control and which PHH deems necessary to properly complete a sale of any Loan, and/or to perfect a first lien.

         F. The Loan documents have been duly executed by the mortgagor, acknowledged and sent for recordation by the closing agent; and each Loan complies with the Underwriting Guidelines contained in the Manuals. Provided, however, the Seller does not make any representations or warranties regarding the underwriting decision.

         G. Seller is the sole owner of the Loan and has authority to sell, transfer and assign the Loan on the terms set forth in this Agreement.

         H. The full principal amount of the Loan has been advanced to the mortgagor, either by payment directly to such person or by payment made on such person's request or approval. The unpaid balance is as stated. All costs, fees and expenses incurred in making, closing and recording the Loan have been paid. No part of the mortgaged property has been released from the lien of the Loan and the terms of the Loan have in no way been changed or modified, and the Loan is current and not in default.

         I. Each Loan requiring insurance or a guaranty is properly insured or guaranteed. Any premiums, required to be paid under such policies within 30 days of purchase by PHH, shall be paid by Seller.

         J. There is in force a hazard insurance policy and flood insurance policy, where applicable, meeting the requirements of PHH. Any premiums, required to be paid under such policies within 30 days of purchase by PHH, shall be paid by Seller.

         K. Seller shall submit a certified true copy of a completed Assignment in the name of PHH Mortgage Services Corporation with the Loan package prior to PHH funding the Loan. Once the Loan is funded by PHH, the Seller shall have forty-eight (48) hours to send the original Assignment for recordation. All endorsements and assignments by Seller of promissory notes and security interest shall be without recourse.



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         L.       The Seller has no knowledge of the borrower having any
                  set-offs, counter-claims or defenses to the Promissory Note or Deed of Trust or Mortgage securing the Promissory Note arising from the acts and/or omissions of Seller in the origination of the Loan.

         M. Seller has no knowledge of any improvement located on or being part of the mortgaged property which is in violation of any applicable zoning laws or regulations.

         N. Seller has no knowledge of any circumstances or conditions with respect to the Loan, mortgaged property, mortgagor or mortgagor's credit standing that could be expected to cause a reasonable investor to regard the Loan as an unacceptable investment, cause the Loan to become delinquent or adversely affect the value or marketability of the Loan.

         O. All documents submitted to PHH are genuine, true, correct and proper. All other representations, for which the Seller has responsibility under this Agreement, are true and correct and meet the requirements and specifications of this Agreement and the Sales Manual.

         P. The Seller states that the warranties and representations required under Section III of this Agreement have been satisfied. Provided, however, Seller does not make any warranties or representations regarding the underwriting decision, which is the responsibility of PHH, made on the Loans.

         All of the aforementioned warranties shall survive and inure to the benefit of any person, partnership, firm or entity to which PHH may assign or sell any of such Loans or Servicing Rights under this Agreement.

         Upon discovery of any breach of any of these representations and warranties, PHH shall give prompt, written notice to the Seller. If the breach is not cured within thirty (30) days of written notice, Seller shall be in default under the terms of this Agreement and become subject to repurchase of such Loan(s) as described in Section IX.

VII.     Quality Control:

         A. Seller shall maintain a Quality Control function acceptable to PHH, FNMA, FHLMC and/or GNMA and shall, upon request, supply the results of such Quality Control activities to PHH.

         B. Seller agrees to supply to PHH copies of Quality Control audits performed by Seller or the agencies listed in Paragraph A of this Section and hereby indemnifies PHH against any adverse action taken by these agencies that may affect PHH in any way. If, in PHH's sole discretion, the Agency audits determine the Quality Control function to be unacceptable, the Seller shall be in default under this contract and PHH may exercise any of the remedies described in Section VIII and IX.

         C. At any time, PHH shall have the right to conduct quality control audits to verify all documentation submitted by Seller including full documentation of Loans closed as "no income" Loans. Seller agrees to cooperate fully with these audits. If it is discovered that there



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                  was improper documentation or documentation that does not
                  support the information supplied with the Loan submission, PHH may exercise those remedies set forth in Sections VIII and IX. If a Loan is determined to be fraudulent, Seller agrees to indemnify and hold PHH harmless from all claims, liabilities, losses, damages, expenses and lawsuits (including attorney's fees), in connection therewith.

VIII. Seller's Repurchase Obligations: Seller agrees to repurchase any Loan(s) sold to PHH under this Agreement within ten (10) business days of written notice from PHH of any of the following:

         A. Seller fails to observe or perform, or breaches, in any material respect, any of the representations, warranties or covenants contained in this Agreement and/or the Manuals with respect to a particular Loan and such failure continues for thirty (30) days following PHH's written notification of such failure to Seller.

         B. Seller fails to deliver to PHH within 270 calendar days from the date each Loan was purchased, all of the Final Documents as set forth in the Manuals.

         C. PHH determines that there is evidence of fraud or misrepresentation in the origination of the Loan or any matter in the mortgage loan file is not true and correct.

         D. Seller fails to observe or perform or breaches, in any material respect, any of the representations, warranties or agreements set forth in this Agreement.

IX. Repurchase Price: The price to be paid by Seller to PHH in the event of a repurchase of a mortgage loan shall be an amount equal to the sum PHH was required to pay in order to repurchase the loan from its investor plus interest accrued but unpaid on the principal balance of the Loan from the date of settlement through the date of repurchase plus any premiums paid to Seller and any and all costs and expenses incurred by PHH in connection with the repurchase.

         Upon any such repurchase of Loans by Seller, PHH shall endorse the Promissory Note(s) (without recourse) and shall forward an assignment (without recourse and in recordable form) in any security interest to Seller.

X. Delivery of Final Documents: Seller shall deliver all of the documents listed on the Final Document Transmittal Form within 120 calendar days from the date the Loan is purchased by PHH. However, failure by Seller to deliver to PHH within 150 calendar days from the date a Loan was purchased, one or more of the original documents listed on the Final Document Transmittal Form shall result in assessment by PHH of a fee of $50 per 30 days per loan for each 30 days, after the 150 day period, during which one or more of such documents is outstanding. Such fees shall be $50 regardless of the number of loan documents outstanding. Seller shall be billed for such penalty. In the event Seller odes not pay the penalty within thirty (30) days of receipt of invoice, then such penalty shall be deducted out of the Seller's funds on the next loan sold to PHH following expiration of the thirty (30) day period. Provided, however, if Seller fails to deliver to PHH the Final Documents within the 150 day period because such documents have not been received from the applicable recorder's officer or the title company respectively, and not because of any delay within Seller's control, then PHH shall extend the



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         150 day period for any reasonable time necessary for Seller to deliver the documents and no penalty shall be assessed.

XI. Seller's Compensation: PHH shall purchase closed Loans for which it has received full and correct Loan documentation. PHH shall disburse funds to the Seller using the following calculations:

         A. The Unpaid Principal Balance of the Loan at the price quoted by PHH;

         B.       Plus, any accrued interest owed to the Seller;

         C.       Less, any accrued interest or fees owed to PHH;

         D. Less, any other fees or costs as set forth in this Agreement or in the Fee Structure contained in the Manuals.

XII. Servicing Rights: PHH shall own the Servicing Rights of all Loans closed under this Agreement and is entitled to all escrow fees, buydown funds and rights thereof. Such funds shall be netted out of the funds paid to Seller as described in Section XI.

XIII.    Termination:

         A. This Agreement shall terminate upon the occurrence of any one of the following events:

                  (1) In the event either party is required to discontinue its performance of this Agreement because of an order of any appropriate state or federal Court or regulatory body to do so.

                  (2) To the extent permitted by applicable law, upon the filing by a party of any action under any reorganization, insolvency or moratorium law, or upon the appointment of any receiver, trustee or conservator to take possession of the properties of such party.

                  (3) In the event PHH commits any breach of its terms, conditions, representations or warranties under this Agreement, and such breach is not cured within thirty
                           (30) days of PHH's receipt of written notice of such breach.

                  (4) In the event Seller commits any breach of its terms, conditions, representations or warranties under this Agreement, and such breach is not cured within thirty
                           (30) days of Seller's receipt of written notice of the breach.

                  (5) In the event of fraud on the part of Seller in performing its duties hereunder, immediately upon receipt by Seller of notice of termination.

                  (6) Upon thirty (30) days written notice by either party to the other.

         B. In the event of a breach of the representations and warranties set forth in Section V and VI either party may terminate this Agreement immediately upon providing written notice to the other. In addition, such breach shall void all rate locks on applicable loans.




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XIV.     Fair Lending Compliance:

         A. Seller agrees with and fully support the fair lending laws including: the Equal Credit Opportunity Act, Fair Housing Act and the Home Mortgage Disclosure Act. Specifically, Seller shall not collect overages or price loans in violation of applicable fair housing laws. To that end. Seller shall ensure that all customers are reviewed and treated on the basis of their qualifications as a borrower regardless of any non-merit factors (i.e., race, religion or gender). Upon request, PHH agrees to provide its own procedures which it utilizes in fulfilling its fair lending goals. In addition, in the spirit of promoting fair lending, the Seller agrees to make their best efforts to maintain an employment staff that reflects the racial, cultural and gender makeup of its local area.

         B. In furtherance of its fair lending commitment, PHH and Seller also agree to use their best efforts to utilize minority and women owned businesses when selecting vendors and outside services.

XV. Assignment: This Agreement may not be assigned or transferred, in whole or in part, by the Seller without the prior written consent of PHH.

XVI. Notices: All notices required or permitted by this Agreement shall be in writing and shall be given by certified mail, return receipt requested or via overnight mail and sent to the address at the head of the Agreement or such other address that a party specifies in writing in accordance with this paragraph.

XVII. IRS Designation Clause: Pursuant to the requirements of the Internal Revenue Procedures and in accordance with the applicable provisions of the IRS Code, the Parties hereby desire to clarify the 1098 reporting responsibilities of PHH and Seller.

         PHH will provide a 1098 return for the amount of interest it actually collects in each transaction. This reporting shall be limited to the interest collected by PHH as servicer of the subject Loan. Seller shall provide a 1098 return to the borrower for the amount of interest and points collected by it prior to PHH taking over the servicing of the Loan. The total of these two returns will equal the total fees paid by the customer on each Loan.

         The Parties agree that these provisions shall cover all loans sold by Seller to PHH for the term of this Agreement. PHH and Seller agree that individual designation agreements will not be drawn up on each individual loan closing or on an annual basis covering Seller's volume.

XVIII. Non-Solicitation: The Seller agrees, for a period of 270 calendar days from the date of purchase of a Loan by PHH from Seller, that Seller shall be prohibited from refinancing such Loans. A refinancing shall have occurred if the Loan closes within such 270 day period. In the event Seller refinances any Loans closed within such 270 calendar days, Seller shall pay to PHH a penalty equal to the service release premium (calculated as 1% of the principal loan amount at closing on adjustable rate loans and 1 1/2% on fixed rate loans) paid to Seller on the original loan closing.

         A. Provided, however, in the event a customer contacts Seller for refinance and Seller can improve the customer's current interest rate by at least 1/2% or an equivalent benefit in points paid by the customer, Seller shall contact PHH's Pricing Department for approval to refinance such Loan. If such approval is granted, no penalty will be assessed.



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XIX.     Indemnification: Seller agrees to defend, indemnify and hold harmless
         PHH, its successors, assigns, stockholders, officers, directors, employees, agents, attorneys, affiliates and subsidiaries from and against any and all liabilities, damages or expenses whatsoever, including, without limitation, attorney's fees, resulting, directly or indirectly, from any actual or threatened claim or demand arising, directly or indirectly, under, from or out of or in connection with (i) any failure by Seller to perform its obligations under this Agreement,
         (ii) Seller's negligence or willful misconduct in the performance of its obligations under this Agreement, or (iii) Seller's failure to comply fully with any and all federal, state and local laws, rules and regulations governing the origination of mortgage loans.

         PHH agrees to defend, indemnify and hold harmless Seller, its successors, assigns, stockholders, officers, directors, employees, agents, attorneys, affiliates and subsidiaries from and against any and all liabilities, damages or expenses whatsoever, including, without limitation attorneys' fees, resulting, directly or indirectly, from any actual or threatened claim or demand arising, directly or indirectly, under, from or out of or in connection with (i) any failure by PHH to perform its obligations under this Agreement, (ii) PHH's negligence or willful misconduct in the performance of its obligations under this Agreement, or (iii) PHH's failure to comply fully with any and all federal, state and local laws, rules and regulations governing the processing, underwriting, closing or servicing of mortgage loans.

XX.      Miscellaneous Provisions:

A. PHH makes no representation or warranty to Seller or its members regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon their foreign, federal, state or local tax liabilities.

B. Seller shall promptly advise PHH of any changes of ownership, financial condition or principal officers of the Company and/or Senior Management.

C. In the case that any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

D. If any party hereto shall bring suit against the other as a result of any alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party obtaining final judgment in such action shall be entitled to receive from the non-prevailing party reasonable attorneys' fees incurred by reason of such action and all costs of suit and preparation thereof at both trial and appellate levels. This Agreement shall be governed by, and construed and enforced in accordance with applicable federal law and the laws of the State of New Jersey without reference to conflict of law provisions hereof.

E. This Agreement sets forth the complete terms of the Agreement between PHH and Seller. No terms or conditions of this Agreement may be waived or modified unless in writing by each party hereto.



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XXI.     Force Majuer. Neither party shall be deemed to be in violation of this
         Agreement if such party is prevented from performing its obligations hereunder for any reason beyond its reasonable control, including, without limitation, Acts of God or any public enemy, elements, floods or strikes.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed this 1st day of June, 1998.

E. Loan, Inc.                                 PHH MORTGAGE SERVICES CORPORATION
--------------------------------------------
SELLER'S LICENSED NAME

Signature: /s/ Steve M. Majerus               Signature: /s/ Signature Illegible

By: Steven M. Majetus                         By: William Brown
    ----------------------------------------       -----------------------------

Title: Director, Mortgage Banking Operations  Title: Vice President
       -------------------------------------            ------------------------



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